EXTENSION AND WAIVER AGREEMENT

This Extension and Waiver Agreement (“Agreement”) dated as of March ____, 2010, is entered into by and among Wizzard Software Corporation, a Colorado corporation (the “Company”) and the subscriber identified on the signature page hereto (the “Subscriber”).

WHEREAS, the Company and the Subscriber are parties to a Subscription Agreement (the “2006 Subscription Agreement”) dated October 26, 2006, as amended on December 8, 2006 relating to an investment by the Subscriber of a promissory note (“2006 Note”) of the Company convertible into shares of the Company’s $.001 par value common stock and Common Stock Purchase Warrants (“Warrants”); and

WHEREAS, on December 2, 2008, the Company closed a second Subscription Agreement (the “2008 Subscription Agreement”) by which the Subscriber and certain other purchasers purchased Secured Notes having an aggregate principal amount of $1 million (the “2008 Notes”);

WHEREAS, both the 2006 Note and the Subscriber’s 2008 Note currently have a maturity date of November 1, 2010; and

WHEREAS, the Company and the Subscriber desire to restructure the terms of the above-referenced documents to their mutual benefit.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1.

All the capitalized terms employed herein shall have the meanings attributed to them in the applicable Subscription Agreement, the Securities Purchase Agreement and the documents and agreements delivered therewith, as applicable (the “Transaction Documents”).

2.

The Maturity Date of the 2006 Note and the 2008 Note is amended to April 1, 2011.

3.

The Subscriber hereby waives:  (i) its right of first refusal under Section 4.13 of the 2006 Subscription Agreement and its “favored nation” rights under Section 4.14 thereof with respect to all registered offerings and sales by the Company of its securities from the date hereof through April 30, 2010; (ii) all rights of first refusal under Paragraph 10 of the 2008 Subscription Agreement with respect to all registered offerings and sales by the Company of its securities from the date hereof through April 30, 2010; and (iii) all other participation rights and rights of first refusal that it may otherwise have with respect to all registered offerings and sales by the Company of its securities from the date hereof through April 30, 2010;

4.

Not later than five business days after the date of this Agreement, the Company will deliver to the Subscriber one Class E Common Stock Purchase Warrant to purchase up to 500,000 “unregistered” and “restricted” shares of the Company’s common stock (the “E Warrant”), in substantially the same form as the attached Exhibit A.  The E Warrant will be exercisable for a term of three years at $0.50 per share.  The Company represents that upon exercise of the E Warrant, the E Warrant Shares will be fully paid and non-assessable.

5.

The Company undertakes to make a public announcement on Form 8-K describing this Agreement not later than the fourth business day after the execution of this Agreement.

6.

For the benefit of the parties hereto, the Company hereby makes all the representations, warranties, covenants undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date.  The Subscriber hereby make all of the representations, warranties, covenants, indemnifications and undertakings contained in the Transaction Documents as if such representations were made by the Subscriber as of this date.

7.

The Subscriber covenants and agrees with the Company that for a period of 30 trading days from the filing of the Form 8-K referred to in Section 5 hereof, neither it nor any of its Affiliates shall, nor cause any other Person to, make any transactions in the Company’s Common Stock or common stock equivalent positions at any price below $0.30 (adjusted for any subsequent stock splits or similar capital adjustments); nor shall Subscriber or any of its Affiliates sell or otherwise create a put-equivalent position in any of the Series E Warrants for a period of six (6) months following the date of the Form 8-K

8.

Subject to the modifications and amendments provided herein, the Transaction Documents shall remain in full force and effect, including but not limited to the accrual of interest and liquidated damages, if any. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscriber, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as set forth herein, the Subscriber reserves all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

9.

Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

10.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

WIZZARD SOFTWARE CORPORATION

(the “Company”)

/s/ Christopher J. Spencer 4/8/10

By:  Christopher J. Spencer, CEO

ALPHA CAPITAL ANSTALT (the “Subscriber”)

/s/ _________________

By:  ________________